PRICING SUPPLEMENT NO. 49                                        Rule 424(b)(3)
DATED: March 27, 1998                                        File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement adted January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000  Floating Rate Notes [_]    Book Entry Notes [x]

Original Issue Date: 3/27/98   Fixed Rate Notes [x]       Certificated Notes [_]

Maturity Date: 3/29/1999

Option to Extend Maturity:     No  [x]

                               Yes [_]   Final Maturity Date:



                                        Optional            Optional
                     Redemption         Repayment           Repayment
Redeemable On        Price(s)           Date(s)             Price(s)
-------------        -----------        ---------           ----------

N/A                  N/A                N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  5.695%

Interest Payment Dates: *

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate:

[_]         Commercial Paper Rate               Minimum Interest Rate:

[_]         Federal Funds Rate                  Interest Reset Date(s):

[_]         Treasury Rate                       Interest Reset Period:

[_]         LIBOR Reuters                       Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                          Interest Payment Period:

Index Maturity:

Spread (plus or minus):


---------------------------
*   On September 28, 1998 and at maturity.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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